EXHIBIT 10.52

WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS SPECIFICALLY SET FORTH IN THIS WARRANT.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

PHOTOMEDEX, INC.

Expires March 1, 2015
Number of Shares: 25,000
Date of Issuance: March 1, 2012

The undersigned, PhotoMedex, Inc., a Nevada corporation (together with its successors and assigns, the "Company"), hereby certifies that Crystal Research Associates, LLC is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to 25,000 shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable common stock of the Company, par value $0.01 per share (the "Common Stock"), at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth in this Warrant.

(a) Term. The term of this Warrant shall commence on March 1, 2012 (the "Date of Issuance") and shall expire at 6:00 p.m., Eastern Time, on the earlier of: the date that is three years after the date of issuance hereof, namely March 1, 2015.

(1) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term beginning on the date of issuance hereof.

(2) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Company, and by the payment to the Company of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of Warrant Shares with respect to which this Warrant is then being exercised, payable at such Holder's election by certified or official bank check or by wire transfer to an account designated by the Company; provided, that any partial exercise of this Warrant shall be an exercise for a number of Warrant Shares that is not less than the lesser of (i) one hundred (100) Warrant Shares or (ii) the total number of Warrant Shares underlying this Warrant. For the avoidance of doubt, the Holder shall not be entitled to exercise this Warrant on a cashless basis.

(3) Issuance of Stock Certificates. In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, certificates for the Warrant Shares so purchased shall be dated the date the Company has received this Warrant and the payment of the Warrant Price for the Warrant Shares with respect to this Warrant (the "Exercise Date") and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise (the "Delivery Date"). The Common Stock issued upon the exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the Exercise Date. The Holder shall deliver this original Warrant, or an indemnification undertaking with respect to such Warrant in the case of its loss, theft or destruction, at such time that this Warrant is fully exercised. With respect to partial exercises of this Warrant, the Company shall keep written records for the Holder of the number of Warrant Shares exercised as of each date of exercise.

(4) Non-Transferability of Warrant. This Warrant may not be transferred or assigned, either in whole or in part, except for transfers to an Affiliate if the Holder is an entity, or if the Holder is an individual, to such Holder's spouse, children (whether natural, step or by adoption), grandchildren (whether natural, step or by adoption) or parents (collectively, "Permitted Transferees") or to a trust, partnership or limited liability company solely for the benefit of one or more of any of such Holder or its Permitted Transferees. Any such transferee or assignee must agree to be bound by the terms of this Warrant in order for such transfer or assignment to be effective.

(5) Warrants Issued in Return for Capital-Raising Services. The Company has engaged Holder to do certain research on the Company and to inform the investing public of its findings concerning the Company. If Holder fails to fulfill its engagements to do research, then the Company may revoke this warrant. When the Holder exercises its warrant, the Company shall report as income to the Holder the difference between the exercise price and the closing price on the date of exercise.

(6) [intentionally blank]

(c) Stock Fully Paid; Reservation and Listing of Shares; Covenants.

(1) Stock Fully Paid. The Company represents, warrants, covenants and agrees that all Warrant Shares which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Company. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of the issuance upon exercise of this Warrant a number of authorized but unissued shares of Common Stock equal to at least one hundred percent (100%) of the number of shares of Common Stock issuable upon exercise of this Warrant without regard to any limitations on exercise.

(2) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

(3) Payment of Taxes. The Company will pay any documentary stamp and similar taxes attributable to the issuance of the Warrant Shares issuable upon exercise of this Warrant.

(d) Adjustment of Warrant Price and Number of Shares Issuable Upon Exercise.

(1) The Warrant Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section (d). Upon each adjustment of the Warrant Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Warrant Price resulting from such adjustment.

(2) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity-equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Warrant Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to this Section shall become effective immediately after the effective date of such stock dividend, subdivision or combination.

(3) Calculations. All calculations under this Section (d) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section (d), the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock issued and outstanding.

(e) Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section (d) hereof (for purposes of this Section (e), each an "adjustment"), the Company shall prepare a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to the Holder of this Warrant at the address of such Holder recorded in the Company's books.

(f) Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Company shall round the number of shares to be issued upon exercise up to the nearest whole number of shares, except if a Holder is entitled to receive an amount of Warrant Shares that is less than one (1), in which case the Company shall have the option of purchasing the Warrant from the Holder for the pro rata Warrant Price for such fractional share.

(g) Definitions. For the purposes of this Warrant, the following terms have the following meanings:

"Affiliate" shall mean, with respect to any entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such entity. For purposes hereof, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any entity or person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity or person, whether through the ownership of voting securities or otherwise.

"Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

"Common Stock" means the Common Stock, $0.01 par value per share, of the Company and any other Capital Stock into which such stock may hereafter be changed.

"Eligible Market" means, The New York Stock Exchange, Inc., the NASDAQ Global Select Market, The NASDAQ Global Market, the NASDAQ Capital Market or the NYSE Amex Equities .

"Governmental Authority" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

"Holders" mean the Persons who shall from time to time own any Warrant. The term "Holder" means one of the Holders.

"Original Issue Date" means December 13, 2011.

"OTC Bulletin Board" means the over-the-counter electronic bulletin board.

"Person" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

"Trading Day" means any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded.

"Warrants" means this Warrant, and the other warrants issued contemporaneously with the issuance of this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section (b)(3) hereof or of any of such other warrants.

"Warrant Price" initially means $20.00, as such price may be adjusted from time to time as shall result from the adjustments specified in Section (d) of this Warrant.

"Warrant Share Number" means at any time the aggregate number of Warrant Shares which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

"Warrant Shares" means shares of Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

(h) Other Notices. In case at any time:

(1) the Company shall make any distributions to the holders of Common Stock;

(2) the Company shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights;

(3) there shall be any reclassification of the Capital Stock of the Company;

(4) there shall be any capital reorganization by the Company;

(5) there shall be any (i) consolidation or merger involving the Company or (ii) sale, transfer or other disposition of all or substantially all of the Company's property, assets or business (except a merger or other reorganization in which the Company shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned subsidiary); or

(6) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company or any partial liquidation of the Company or distribution to holders of Common Stock;

then, in each of such cases, the Company shall give written notice to the Holder (but only to the extent that such Holder does not already receive such notice in such Holder's capacity as a stockholder of the Company) of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto. Notwithstanding the foregoing, any notice provided hereunder shall not grant the Holder any additional rights which are not set forth in this Warrant, including the right to vote or receive dividends on the securities of the Company.

(i) Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Company and the Holder; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section (i) without the consent of the Holder of this Warrant.

(j) Governing Law; Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. The Company and the Holder agree that venue for any dispute arising under this Warrant will lie exclusively in the state or federal courts located in the State of Nevada, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that Nevada is not the proper venue. The Company and the Holder irrevocably consent to personal jurisdiction in the state and federal courts of the State of Nevada. The parties hereby waive all rights to a trial by jury.

(k) Notices. All notices, demands, requests, waivers or other communications required or permitted to be given hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telecopy or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by telecopy or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

1.           If to the Company:

PhotoMedex, Inc.
147 Keystone Drive
Montgomeryville, PA 18936
Attention: Chief Financial Officer
Facsimile: (215) 619-3209

with a copy to (but which shall not constitute notice to the Company):

Proskauer Rose
Eleven Times Square
New York NY 10036-8299
Attn: Theodore J. Ghorra
Tel.212-969-3236; tghorra@proskauer.com

2.           If to the Holder, then to the address for such Holder in the Company's books and records, which presently is.1
Crystal Research Associates, LLC
23 Scottsdale Court
Cranbury, New Jersey 08512Attn: Karen Goldfarb, Pres, COO
Tel: 561-209-6810; karen@crystalra.com

For notices to certain Holders, a copy will be sent to their representative.

(l) Warrant Agent. The Company has appointed an agent for the purpose of issuing Warrant Shares on the exercise of this Warrant pursuant to subsection (2) of Section (b) hereof, and any such issuance shall be made by such agent.

(m) Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the Holder hereof and (to the extent provided herein) the Holders of Warrant Shares issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Shares.

(n) Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

(o) Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the day and year first above written.

PHOTOMEDEX, INC.

By:	/s/ Dennis M. McGrath
Name: Dennis M. McGrath
Title: Chief Financial Officer

PHOTOMEDEX, INC.

FORM OF EXERCISE NOTICE

The undersigned Holder hereby exercises the right to purchase [        ] of the shares of Common Stock ("Warrant Shares") of PhotoMedex, Inc., a Nevada corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

Dated:	Signature of Holder or Representative
Capacity of Representative
Address of Signer